EXHIBIT (a)(1)(ii)

Midas Stock Option Exchange Program

Election Form

The Offer and withdrawal rights expire at

12:00 midnight, EST, on September 9, 2010

unless the Offer is extended.

INSTRUCTIONS TO ELECTION FORM

1. DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given to them in the Offering Memorandum, dated August 12, 2010. References in this Election Form to “Midas,” “we,” “us,” “our,” and “ours” mean Midas, Inc.

2. EXPIRATION DATE. The Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 12:00 midnight, EST, on September 9, 2010, unless the Offer is extended by us.

3. DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Offer, a signed copy of this Election Form must be received by Midas before 12:00 midnight, EST, on September 9, 2010 (or such later date as may apply if the Offer is extended) by one of the following means:

By Regular Mail

Midas, Inc.

1300 Arlington Heights Road

Itasca, Illinois 60143

Attention: Mike Kunstman

Phone: (630) 438-3055

By Facsimile

Midas, Inc.

Attention: Mike Kunstman

Facsimile: (630) 438-3055

By Email (By PDF or similar imaged document file)

optionexchangeacceptance@midas.com

Election Forms should not be sent via inter-office mail.

Your Election Form will be effective only upon receipt by us. Midas will accept delivery of the signed Election Form only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above, if applicable. You must allow for delivery time, based on the method of delivery that you choose, to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Options. However, if you choose to participate in the Offer, you must exchange all of your Eligible Options. Partial exchanges of less than all your Eligible Options are not permitted. If Midas does not receive your signed Election Form prior to 12:00 midnight, EST on September 9, 2010, you will be deemed to have elected not to participate in the Offer.

You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange.

4. WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Offer may be withdrawn at any time before 12:00 midnight, EST, on September 9, 2010, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time.

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To withdraw tendered Eligible Options, you must request a replacement Election Form and a properly completed and signed Election Form must be sent to the attention of Mike Kunstman by facsimile to (630) 438-3055, by regular mail to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illinois 60143, or by email to optionexchangeacceptance@midas.com. Withdrawals may not be rescinded and any Eligible Options withdrawn will not be considered to be properly tendered, unless the withdrawn Eligible Options are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above.

5. SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Person who holds the Eligible Options to be tendered exactly as such Eligible Person’s name appears on the applicable option agreements. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Offer (including requests for additional or hard copies of the Offer, Eligible Option Information Sheet or this Election Form) should be directed to Mike Kunstman, at mkunstman@midas.com or by telephone at (630) 438-3055.

7. IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Person before the expiration of the Offer. No Eligible Options will be accepted for exchange until the Eligible Person exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8. CONDITIONAL OR CONTINGENT OFFERS. Midas will not accept any alternative, conditional or contingent tenders.

9. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the offering memorandum, which contains important tax information. We encourage you to consult with tax advisors if you have questions about your financial or tax situation.

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ELECTION FORM

To: Midas, Inc.

1300 Arlington Heights Road

Itasca, Illinois 60143

Attention: Mike Kunstman

Facsimile: (630) 438-3055

Email: optionexchangeacceptance@midas.com

I acknowledge that:

1.	I tender to Midas for exchange all of my Eligible Options (as specified on the attached Eligible Option Information Sheet) and understand that, upon acceptance by Midas, this Election Form will constitute a binding agreement between Midas and me. I understand that partial exchanges of less than all of my Eligible Options are not permitted.

2.	I understand that if I validly tender my Eligible Options for exchange, and such Eligible Options are accepted and cancelled, I will receive Replacement Options to acquire fewer shares of common stock than were underlying my Eligible Options at the time of the exchange and that I will not know what that lower number of shares will be until the Offer expires, which is scheduled to be 12:00 midnight, EST, on September 9, 2010.

3.	I understand that the Replacement Options issued to me will be unvested at the time they are granted, and will vest in two equal annual installments of 50% per year on the first and second anniversaries of the grant date.

4.	I understand that each Replacement Option will have an exercise price per share equal to the closing price of Midas’ common stock as reported on the New York Stock Exchange on the new grant date.

5.	I understand that each Replacement Option will be exercisable for a period of 10 years from the grant date.

6.	I understand that the Replacement Options will be nonstatutory stock options and that my Replacement Options will be granted under the same plan which my Eligible Options being exchanged were granted, either the Amended and Restated Midas, Inc. Stock Incentive Plan or the Amended and Restated Midas, Inc. Treasury Stock Plan, as applicable.

7.	I understand that the Replacement Options will have substantially similar terms and conditions as the Eligible Options cancelled in the Offer, except for the number of shares represented by the Replacement Options, the exercise price, the expiration dates and the vesting schedule.

8.	Midas has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer, including my personal tax advisor with any questions regarding the tax consequences of participating in the Offer in the context of my own situation.

9.	To remain eligible to tender Eligible Options for exchange and cancellation pursuant to the Offer, I understand that I must remain an Eligible Person and must not have received nor have given a notice of termination of employment with Midas or any of its subsidiaries prior to the date and time that the Offer expires, which is scheduled to be 12:00 midnight, EST, on September 9, 2010, unless the Offer is extended by Midas. I understand that if I die or my employment by Midas or any of its subsidiaries terminates for any reason prior to the expiration date of the Offer, Midas will not accept my Eligible Options for cancellation and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options with their current terms and conditions.

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10.	I understand that if my employment by Midas or any of its subsidiaries terminates for any reason before all of the shares represented by a Replacement Options vest, I will forfeit any unvested portion of my Replacement Options.

11.	I understand that neither the ability to participate in the Offer nor actual participation in the Offer will be construed as a right to continued employment with Midas or any of its subsidiaries.

12.	I understand that in accordance with Sections 7 and 14 of the offering memorandum, Midas may terminate, modify or amend the Offer and postpone its acceptance and cancellation of any Eligible Options that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

13.	I understand that this election is entirely voluntary, and I am aware that I may withdraw my decision to tender my Eligible Options at any time until the Offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my Eligible Options will be irrevocable at 12:00 midnight, EST, on September 9, 2010, unless the Offer is extended by Midas.

14.	I hereby sell, assign and transfer to Midas all right, title and interest in and to all of my Eligible Options, and I agree that I shall have no further right or entitlement to purchase any shares of Midas’ common stock under the Eligible Options on the date Midas accepts those Eligible Options for exchange and cancellation. I understand that my death or incapacity will not affect Midas’ authority to take the actions described in the Offer with respect to Eligible Options that I have tendered for exchange and that have been accepted for cancellation, and such authority will survive my death or incapacity. All of my obligations under this election form will be binding upon my heirs, personal representatives, successors and assigns.

15.	I agree to all of the terms and conditions of the Offer.

Eligible Person’s Signature	Date

Eligible Person’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible Person

If you do not wish to participate in the exchange offer, please indicate your election not to participate by checking the box below and signing your name on signature line.

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	Eligible Person’s Signature	Date

Eligible Person’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible Person

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NOTE TO ELIGIBLE PERSONS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the Eligible Options, in order to elect to tender your Eligible Options your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Election Form. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to Midas that either you are not married or your spouse has no community or other marital property rights in the Eligible Options or Replacement Options. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the Eligible Person who has executed this Election Form above has read and hereby approves the submission of this Election Form. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the Eligible Person who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

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